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                                                                    EXHIBIT j(1)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the use of our reports each dated December 29, 2000 on the financial statements and financial highlights of Treasury Portfolio, Government & Agency Portfolio, and Government TaxAdvantage Portfolio, each a series portfolio of Short-Term Investments Trust. Such financial statements and financial highlights are included in the filing of the Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A of Short-Term Investments Trust. We also consent to the references to our Firm in such Registration Statement.





                                            /s/ TAIT, WELLER & BAKER




Philadelphia, Pennsylvania
October 25, 2001